Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements  on Form S-8 (No’s. 333-198830 and 333-203227) of our reports dated March 15, 2016 with respect to the consolidated financial statements of Eldorado Resorts, Inc. and the effectiveness of internal control over financial reporting of Eldorado Resorts, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Las Vegas, Nevada

March 15, 2016